UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2014 (September 18, 2014)

ACCELERIZE NEW MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch St., Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 515-2141

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 18, 2014, Santi Pierini was appointed the Chief Operating Officer of Accelerize New Media, Inc., or the Registrant. Mr. Pierini, who is 52 years old, has been employed by the Registrant since February 2014 in the position of Executive Vice President of Marketing. From 2010 to January 2014 Mr. Pierini was Senior Vice President Product Strategy and Marketing at TodoCast TV and from 2009 to 2010 he was Chief Marketing Officer for InQuira. Mr. Pierini is a graduate of California Polytechnic State University, San Luis Obispo with a B.S. in Computer Science.

In connection with his appointment as Chief Operating Officer, the Registrant entered into an amendment with Mr. Pierini of his employment agreement. Mr. Pierini’s employment agreement, as amended, was originally entered into on February 10, 2014 and Mr. Pierini’s employment is at will. Under the agreement, as amended, Mr. Pierini is entitled to an annual base salary of $283,250. If the Registrant terminates Mr. Pierini’s employment without cause, he shall be entitled to a severance payment of 50% of his annual base salary.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

10.1     Amendment No. 2 to Employment Agreement, dated as of September 18, 2014, between Santi Pierini and Accelerize New Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: September 18, 2014